UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005 (October 5, 2005)

ARGONAUT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10101 Reunion Place, Suite 500

San Antonio, Texas 78216

(Address of Principal executive offices, including Zip Code)

(210) 321-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2005, Argonaut Group, Inc. (the “Company”) entered into an agreement to sell to Raymond James & Associates, Inc. (the “underwriter”) 1,400,000 shares of its common stock, in an underwritten public offering pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-100321), previously filed with the Securities and Exchange Commission. The price to the public was $26.75 per share and the underwriter agreed to purchase the shares from the Company pursuant to the underwriting agreement at a price of $25.60 per share. The Company has also granted the underwriter an option to purchase an additional 210,000 shares of common stock to cover over-allotments. The underwriting agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The foregoing summary does not purport to be a full description of the terms of the underwriting agreement and is qualified in all respects by the underwriting agreement that is being filed as Exhibit 1.1 to this report and is incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2005, by and between the Company and Raymond James & Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT GROUP, INC.

/s/ CRAIG S. COMEAUX
Date: October 5, 2005	Name:	Craig S. Comeaux
	Title:	Secretary

2

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 5, 2005, by and between the Company and Raymond James & Associates, Inc.